FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event report:
October 21, 2019

Access-Power, INC
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

17164 Dune View Drive
Apt 106
Grand Haven, MI 49417

or

PO BOX 598
Grand Haven, MI  49417

(Address of Principal Executive Officers)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Merger and Acquisition

On the morning of October 18, 2019 0600 EST, Access-Power, Inc.
purchased a Michigan Limited Liability Corporation called Grand Haven MM LLC. The terms of this merger are as follows:

Access-Power, Inc. will purchase the assets of Grand Haven MM LLC for $1.00 (One dollar.)

The entire form to file with the Florida Sec of State was mailed and on 10/18/2019. This is a non-dilutive purchase.

Florida Department of State
Division of Corporations
850.245.6000
http://www.sunbiz.org

The general public will the see the Merger document filed with our Secretary of State within the next 30 days, allowing time for processing.

Access-Power, Inc. has the one, and I am for tax purposes dissolving Hunter Venter, and will continue with Grand Haven MM to process payments Visa and Mastercard for our products based website:

http://www.mycbdpets.com

This is a real product, and I am a reseller or a private label account contract. I signed and sealed with 3 of the Nation's top Pet CBD, including Diamond CBD.

For now, I plan to market the sale of these products just talking to people on the street. I am a skilled salesman. The margins in these businesses run in upwards of 400% in our business model.

I work at home, and being disabled, I am at home 100% of the time.

Item 8.01 Other Events

We did it!!!

On October 18, 2019, Access-Power, Inc., for the first time in Eighteen years (18), is back on the Pink Sheet No Information tier again. This represents a feat only accomplished by a handful of Companies. This also represents an advisory for a VENUE CHANGE at OTC Markets.com.
I spoke with FINRA on Friday, and I left a message for at OTC Markets.com and the SEC Section Chief, 11 - telecommunications, as I am in the process of changing our section to Marijuana Services.

This is all happening so fast.  I 100% believe that we reached PINK
NO INFORMATION tier because of this new revisions and modernizations to the rule 15c211. There is an SEC proposal dated September 26, to restrict in the future any future companies, but that will not matter. On Friday October 18, 2019, there appeared a bid @ 09:30am EST. Subsequently, that day we traded a little over 20,000,000 shares. My acknowledgement is that there will always be day traders, I am not concerned with day traders.

There are exactly 129,641,475 of ACCR restricted stock, including some of mime. There are exactly 131,128,500 shares of ACCR stock held by me. There is only a total of 244,144,121 shares Outstanding as of this writing. These are the numbers, and for other reason like my tracking of positions in my Company stock over the decades....print outs of
Level 2 prior 2008. I believe that our float is really only 10,000,000 shares, and if it is more than that, then it is not by much more.

I am disabled US Citizen, with an Economics degree from Tulane
University in beautiful New Orleans, LA.

Now, I have a plan.

There are only a handful of companies that have been upgraded in Tier, on Friday and we were one of them. A true gift to my Shareholders.
I am not 100% responsible for this action. The market in 2019 is changing, and as mentioned, there were only about 10 or so companies out of thousands, that were upgraded in tear, and out of all of them, we made it! If we see a Bid today at 0930 EST, then I believe that in the future we will continue to trade with visibility and quotes.

***

For entertainment purposes, you can also visit my favorite place where I post my ideas, and that is:

https://investorshub.advfn.com/Access-Power-Inc-ACCR-23

***

Now that my #1 goal has been satisfied, my #2 goal is to save money. My #3 goal will be to get current PINK INFORMATION CURRENT.

https://www.otcmarkets.com/corporate-services/
information-for-pink-companies

I am in contact for a business loan in the amount of $7,500.00 - with NO DILUTION TO ACCR PERIOD. This will be using my personal funds.
I will not use ACCR funds for this, and I am donating these funds once finalized. This $7,500.00 will be used to pay for the OTC MARKETS filing fee to file a Company disclosure, which I have completed, minus the funds. I also am in contact with an attorney letter which is also required to get current with OTC MARKETs.com

If I sign on this debt, this is just a conventional 52week payback at a low interest rate. I hope I get approved.

I also have a poison pill plan in effect.   I will be able to
mazimize the outstanding shares, to the Authorized share limit of 500,000,000 shares. There is no dilution in ACCR PERIOD in all of 2019, 2020, and possibly 2021. This looks like about 275 trading days with no increase in the shares. You have my bond and my word as a Gentleman.

I also wanted to clear up a past issue of mine:

https://brokercheck.finra.org/individual/summary/1952963

I had a customer call in with unsolicited trades, and then my counter party RENEGGED on a trade which was unsolicited.
In 2007, I lost my career because of that stupid mistake. He threatened me, but I still should have stayed strong in belief of RIGHT and WRONG principles. I Certifiy this to be true. Patrick J Jensen.

Here is the record of my counter party risk:

"Luis Arguelles (Principal)
2009016608201
Arguelles threatened an associated person of another member firm that he was going to take his firm's lucrative securities transactions business elsewhere unless the associated person gave him money.
As a result of Arguelles' threat, the associated person paid approximately $18,000 to Arguelles and Arguelles' relative by providing Arguelles with cash and by depositing money into the bank account of Arguelles' relative. Arguelles failed to respond to FINRA requests to appear for testimony."
https://brokercheck.finra.org/individual/summary/4335211

***

There will be no issuance of shares in 2019 and 2020. As Director of ACCR, it is my fiduciary duty to report to my nearly six hundred
(600) shareholders. As I have no money at the moment and ACCR only has $1.48 in it's Premier Checking Account, I am unable to at the MOMENT pay for audited financials.

I still have a fiduciary duty to my Shareholders, and that is the reason for my filings. When I spoke to 3 SEC ATTORNEYS back in 2012, it was the SEC that has suggested to me filing a SUPER 10k, and in a earlier filing I stated a FORM 10, which I had no intention of issuing more new shares. I am the Director of Access-Power, Inc. and we are actively looking for a merger deal. I just wanted to apologize to my Shareholders for this previous mistake. In the end, I decided against a Super 10k, and decided in June 2018 to catch up all of our past due SEC filings, as the best measure for my dear Shareholders.

I am sober 4 years now in March 2020. God Bless anyone that reads this message.

For the time being, as mentioned, I plan to aggresively pursue a PINK YIELD or higher at OTC Markets.com. Once this is complete, I believe that more exposure will be brought to our Shareholder base. Today I will be communicating with my Transfer Agent on the record for purposes of establishing a corrected float. They have an old estimate of mine, and I must correct this figure, as I believe our market float is approximately now 10,000,000. We in June 2018 agreed it was less than 103,000,000, and thus we both notified OTC Markets.com.

Today, I will also be seeking a Transfer Agent Verified now that we have been upgraded in our Tier Pink NO INFORMATION.

From there, expect me to accomplish and pay the OTC Markets $5,000.00 fee for a Company Disclosure, and hire an attorney letter.
One to inspect my books, and see everything.

Access-Power, Inc only has 1 employee.  Our website is:

http://www.myaccess-power.com

Just stick with me. Currently, as of October 19, 2019, there are 244,144,121 shares outstanding on a fully diluted basis.

1. Get off the Grey Market ((CHECK)).
2. SAVE MONEY ((IN PROCESS)).
3. AGGRESIVE PURSUIT OF PINK CURRENT STATUS TIER AT OTC MARKETS.
4. Seek a merger deal **a real company with AUDITED FINANCIALS.
5. Start my Medical Marijuana Clone service in a little "brown" paper bag. I am a very good salesman.

I can build this business.

Please, I want to thank all my Dear Shareholders for your support over the years. I will never let you down. I certify that there are only 244,144,121 shares outstanding on a fully diluted basis, and that Access-Power, Inc. has ZERO DEBT. I am also certifying that our FLOAT is approximately 10,000,000 shares, and and if the float is determined on Monday in a meeting with my Transfer Agent to be much higher, then I will re-state my approximate float. My transfer agent has a float of less than 103,000,000.
I will correct this, and also will work with them to soon have the TA GREEN SIGN on which is Transfer Agent Verified. If our float is determined to be more than 10,000,000 - then I certify to you, that the float is not much more than that. ACCR has a long list of "dead accounts" that will not ever come back and trade their shares. Because of this "perceived" lockup of shares, I firmly believe
100% that our float is approximately 10,000,000 shares.

I will be successfull in the near future to reach PINK CURRENT:

https://www.otcmarkets.com/corporate-services/
information-for-pink-companies

I own 131,128,500 shares of ACCR, and it is all in certificate form, or sitting at my TA. In closing, I am not a supplier of my Company shares. ACCR has a small share structure, which I have maintained a constant all these years.

https://www.youtube.com/watch?v=xbhCPt6PZIU

Caution Concerning Forward Looking Statements:
This section contains important information about our forward-looking statements. Please also see our annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the SEC.
Caution Concerning Forward Looking Statements
Our public communications and SEC filings may contain "forward-looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and o ften contain words such as "expect," "anticipate," "intend," "plan," " believe," "seek," "see," "will," and "would."

Forward-looking statements by their nature address matters that are, to different degrees, uncertainty and statements about potential business or asset dispositions. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements.

Respectfully submitted,

By:

/s/ Patrick J Jensen

-------------------------------------------------------------
Name: Patrick J Jensen
Title: Director
Access-Power, Inc.